Exhibit 4

                        (STOCK CERTIFICATE SPECIMEN COPY)

NUMBER
                      ADAVANTAGE TECHNOLOGIES, Inc. SHARES
              Incorporated under the letters of the State of Nevada


This Certifies That                                          CUSIP  00759 U 10 6


is the Owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE SHARES

                                       OF

                          ADVANTAGE TECHNOLOGIES, Inc.

transferable   upon  the  books  of  the  corporation  upon  surrender  of  this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of duly authorized officers.

Date:

COUNTERSIGNED by                                    ADVANTAGE TECHNOLOGIES, Inc.
OTR, Inc.                        (Corporate Seal)
317 SW Alder, #1120
Portand, OR 97204

----------------------------   --------------------  ---------------------------
  Authorized Officer                                              President

                                                     ---------------------------
                                                                  Secretary